Exhibit 24.1

                GENERAL POWER OF ATTORNEY

      KNOW EVERYONE BY THESE PRESENTS, which are intended to constitute a General Power of Attorney, THAT I, Rod
Martin, managing member of 10X Capital Management, LLC, general partner of 10X Fund, L.P., having an address at 1099 Forest Lake Terrace, Niceville, Florida 32578, hereby make, constitute and appoint Robert J. Mottern and the law firm of Investment Law Group of Gillett, Mottern
& Walker, LLP, having an address at 1230 Peachtree
Street, N.E., Suite 2445, Atlanta, Georgia 30309 as my attorney-in-fact TO ACT in my name, place and stead in any way which I could do, if I were personally present, to the extent that I am permitted by law to act through an agent:

(a) to file documents, reports and forms on my behalf with the United States Securities and Exchange Commission ("SEC"), as well as apply for EDGAR system filing codes; and

(b) to do, execute, perform and finish for me and in my name all things which my attorney-in-fact shall deem necessary or appropriate in and about or concerning the filing of SEC documents, reports and forms.

     To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this power of attorney may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party
I, for myself and my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied upon the provisions of this power of attorney.

     IN WITNESS WHEREOF, I have executed this power of attorney this 20th day of February, 2009.

10X FUND, LP, a Delaware
limited partnership

10X CAPITAL MANAGEMENT,
LLC, a Florida limited
liability company

      /s/ Rod Martin
     _____________________________
     Rod Martin, Managing Member

WITNESS:

/s/ Kayla Muldoon
________________________

/s/ Kelly C. Fell
________________________

STATE OF FLORIDA
COUNTY OF OKALOOSA

      I, JAMES H. TANNER, a notary public residing in the County and State aforesaid, certify that Rod Martin, who is personally to me known, this day appeared before me and personally acknowledged that he did sign, seal and deliver the foregoing power of attorney of his own free will and accord, for the uses and purposes therein expressed.

      IN WITNESS WHEREOF I hereunto set my hand and official seal this 20 day of February, 2009.


                                   /s/ James H. Tanner

                                   _________________________
                                   Notary Public
                                   My Commission expires:

                                   [NOTARIAL SEAL]